Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of August 31, 2023 (the “Effective Date”), by and among Orgenesis Inc., a Nevada corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

Section 1.

AUTHORIZATION OF SALE OF SHARES

The Company has authorized the sale and issuance of 2,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

Section 2.

AGREEMENT TO SELL AND PURCHASE THE SHARES

2.1 Sale of Shares. At the Closing (as defined in Section 3.1), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $0.50 per Share. The aggregate purchase price for the Shares purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers. The parties acknowledge that each Purchaser is entitled to nominate one or more nominees to subscribe for Shares under this Agreement with the consent of the Company not to be unreasonably withheld, and in this event, all references to the Purchaser under this Agreement shall be a reference to the Purchaser’s nominee(s).

2.2 Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

SECTION 3

CLOSING AND DELIVERY

3.1 Closing. The closing of the purchase and sale of the Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held on August 31, 2023 at the offices of Mintz, Levin, Cohn, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

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3.2 Issuance of the Shares at the Closing. At the Closing, the Company shall issue or deliver to each Purchaser evidence of a book entry position evidencing the Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares. The name(s) in which the Shares are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Closing Date.

Section 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1 Subsidiaries. The Company’s Subsidiaries (as defined below) are listed its Annual Report on Form 10-K for the year ended December 31, 2022 and updated on its Quarterly Report on Form 10-Q for the six months ended June 30, 2023. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, charges, claims, encumbrances, security interests, rights of first refusal, preemptive rights or other restrictions of any kind (collectively, “Liens”), and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

4.2 Organization and Standing. The Company and each of its Subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted or proposed to be conducted in the SEC Documents, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (i) a material adverse effect on the validity or enforceability of this Agreement, (ii) a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects or properties of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under this Agreement (any of (i), (ii) or (iii)) (a “Material Adverse Effect”).

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4.3 Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, , sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.

4.4 Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2021 (collectively with all exhibits, schedules and annexes thereto, the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the “Financial Statements”) present fairly the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries, taken as a whole, as of the dates and for the periods indicated, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent registered public accountants with respect to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

4.6 Capitalization. The authorized capital stock of the Company consists of 145,833,334 shares of Common Stock. As of the Effective Date, there are 28,753,374 shares of Common Stock outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of June 30, 2023, there are (i) 4,000,000 shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive plans, of which 3,510,767 shares are issuable upon the exercise of stock options outstanding on the date hereof, , and (ii) no shares of Common Stock reserved for issuance upon the vesting of restricted stock units. As of June 30, 2023, there were outstanding warrants to purchase 6,883,210 shares of Common Stock. As of June 30, 2023, there were outstanding convertible debentures to purchase 8,120,331 shares of Common Stock. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person (as defined below) or result in the triggering of any anti-dilution rights, and the Company is not otherwise subject to any preemptive rights or rights of first refusal on behalf of any Person or any anti-dilution rights. There are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

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4.7 Litigation. No action, suit, proceeding, inquiry or investigation brought by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or their respective properties is pending or, to the best knowledge of the Company, threatened that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect.

4.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a Notification Form: Listing of Additional Shares with the Nasdaq Capital Market (“Nasdaq”) for the listing of the Shares .

4.9 No Default or Consents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

4.10 No Material Adverse Change. Since June 30, 2023, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Contracts (as defined below) or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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4.11 No General Solicitation. Neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.12 No Integrated Offering. Neither of the Company or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Regulation D, Regulation S or Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.13 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

4.14 Intellectual Property. The Company and its Subsidiaries collectively own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) which cover its products and are necessary for the conduct of the Company’s and its Subsidiaries’ business, taken as a whole, as now conducted or as proposed in the SEC Documents to be conducted (the “Company Intellectual Property”) except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any valid patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any material facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a material patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any material issued patents of the Company Intellectual Property, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company.

4.15 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

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4.16 Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to each Purchaser upon its request are, when taken together with the SEC Documents and the Schedule of Exceptions, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17 Contracts. Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents that have been filed prior to date hereof under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed.

4.18 Properties and Assets. The Company and its Subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted.

4.19 Compliance. Except as (A) set forth herein or (B) would not (1) have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) materially and adversely affect the validity or enforceability of, or the authority or the ability of the Company to perform its obligations under, this Agreement: (i) the Company and each of its Subsidiaries are in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its Subsidiaries, including without limitation for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or any of its Subsidiaries or out-licensed by the Company or any of its Subsidiaries (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company and each of its Subsidiaries possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of their respective properties or the conduct of their respective businesses, including without limitation as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) neither the Company nor any of its Subsidiaries has received any written notice of adverse finding or warning letter from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) neither the Company nor any of its Subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company and each of its Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries, directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.

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4.20 Taxes. The Company and each of its Subsidiaries has filed all material tax returns that are required to be filed or has requested extensions thereof. All such tax returns are correct and complete in all material respects for the periods to which such tax returns relate, and the Company and each of its Subsidiaries has paid all taxes required to be paid by them and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.21 Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

4.22 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.23 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and each of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.24 Price of Common Stock. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

4.25 Governmental Permits, Etc. The Company and each of its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

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4.26 Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company has no material weakness in its internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

4.27 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company, has taken any action, directly or indirectly, that is in violation or would result in a violation by the Company or such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

4.28 Labor. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.29 ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans (as defined below) in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

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4.30 Environmental Laws. The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.31 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.32 OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including without limitation Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or its Subsidiaries have any plans to engage in any dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

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SECTION 5.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.

(b) Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into this Agreement. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(c) The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

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(d) Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(e) The execution, delivery and performance by such Purchaser of this Agreement to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally.

(f) Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Shares.

(g) Purchaser shall have completed and delivered to the Company no later than the Closing Date, the Purchaser Questionnaire and the answers to the Purchaser Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date;.

(h) Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

(i)Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(j) Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(k) Such Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

(l) Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s in the Schedule of Purchasers.

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5.2 Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.3 Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4 Legends.

(a) Purchaser understands that, until such time as the Shares have been sold pursuant to a registration statement or the Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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(b) The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares and if such Shares are certificated, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company. All costs and expenses related to the removal of the legends and the reissuance of any Shares shall be borne by the Company.

(c) The Company shall cause the restrictive legend set forth in this section above to be removed by the Company’s transfer agent and the Company shall issue a certificate or book entry position without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at the Depository Trust Company (“DTC”) or in physical certificated shares, if appropriate, if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to an effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner- of-sale restrictions. Subject to receipt of such representations, and covenants as are contemplated hereby, following Rule 144 becoming available for the resale of the Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the instructions with respect to legend removal consistent with this Section and shall cause such transfer agent to remove such legend. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company; provided, however, that the Purchaser shall be responsible for the costs of the Purchaser’s counsel and advisors.

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5.5 Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.6 Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner, member or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

SECTION 6.

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2 Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

SECTION 7.

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

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7.2 Certificate. Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.3 Good Standing. The Company is validly existing as a corporation in good standing under the laws of Nevada.

7.4 Nasdaq Approval. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares.

7.5 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.6 Stop Orders. No stop order or suspension of trading shall have been imposed by the Nasdaq Capital Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

SECTION 8.

TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

8.1 The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a) upon the mutual written consent of the Company and Purchasers that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement;

(b) by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

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(c) by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment or have not occurred on or before the fifth Business Day following the Effective Date, and shall not have been waived by such Purchaser. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

8.2 Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

SECTION 9.

BROKER’S FEES.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no broker or finders fees payable and no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10.

ADDITIONAL AGREEMENTS OF THE PARTIES.

10.1 Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

10.2 Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

10.3 [Reserved].

10.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

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10.5 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.6 Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

10.7 Securities Laws Disclosure; Publicity. The Company will issue a press release disclosing the material terms of the transactions contemplated hereby prior to the opening of trading on Nasdaq on the trading day immediately following the Effective Date. On or before the fourth trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any public filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except: (a) as required by federal securities law in connection with (i) any registration statement filed by the Company and (ii) the filing of the final Agreement with the Commission; (b) the filing of a Form D with the Commission under the Securities Act and (c) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (c).

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SECTION 11.

INDEMNIFICATION.

11.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers, each of its directors and officers and each Person, if any, who controls any Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Shares, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

11.2 Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each

Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5 and 10.6 above respecting the sale of the Shares unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

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SECTION 12.

NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Orgenesis Inc.
20271 Goldenrod Lane
Germantown, Maryland 20876
Attention: Eliot Maltz, CFO Facsimile: (480) 659-6407

with a copy (which shall not constitute notice) to:

Pearl Cohen Zedek Latzer Baratz, LLP
7 Times Square
New York, New York 10036
Attention: Mark Cohen, Esq.
Facsimile: (646) 878-0801

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C
666 Third Avenue
New York, New York 10017
Attention: Jeffrey Schultz, Esq.
Facsimile: (212) 983-3115

or to such other person, at such other place or in such manner as one party shall designate to other party in writing; and if to the Purchasers, at the address as set forth in Exhibit A or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 13.

MISCELLANEOUS.

13.1 Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.2 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

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13.3 Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

13.4 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.5 Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement, or any rights or obligations hereunder, may not be assigned by any party without the prior written consent of the other parties; provided that each Purchaser may assign its rights and obligations hereunder to an affiliate of such Purchaser without the prior written consent of the Company or any other Purchaser.

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13.7 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.8 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

13.10 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibits and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.11 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ORGENESIS INC.

	By:	/s/ Vered Caplan
	Name:	Vered Caplan
	Title:	CEO
PURCHASERS:

PURCHASER

/s/ Jacob Safier
Jacob Safier

EXHIBIT A

Name and Address	Number of Shares	Aggregate Purchase Price of Shares
Jacob Safier	2,000,000	$1,000,000

TOTAL	2,000,000	$1,000,000

APPENDIX I

PURCHASER QUESTIONNAIRE